                                                                    EXHIBIT 2.45

                              SECURITY AGREEMENT

                              ACCOUNTS RECEIVABLE

     This Security Agreement (the "Security Agreement") dated as of the 10 day of April, 1996 between Vulcan Energy Corporation, a Texas corporation, whose address is Star Route Box 163, Poteet, Texas 78065 ("Debtor"), and United Factors, L.L.C., a Texas limited liability company, whose address is 10300 Westoffice Drive, Suite 150, Houston, Texas 77042 ("Secured Party"), sets forth the following agreements between Debtor and Secured Party:

             SECTION I. COLLATERAL AND GRANT OF SECURITY INTEREST.

     In order to secure the prompt and unconditional performance by Debtor of all of its duties and obligations under that certain Purchase and Sale Agreement (the "Purchase and Sale Agreement") of even date herewith executed by Debtor and Secured Party (herein the "Obligations"), Debtor hereby grants to Secured Party a security Interest in, mortgages, assigns, transfers delivers, pledges and sets over to Secured Party the collateral ("Collateral") more fully described on attached Exhibit "A."
         ------------

     All defined terms used in the attached Exhibit shall have the same meaning in this Security Agreement ascribed to such defined terms in Exhibit "A."

                  SECTION II. PAYMENT OBLIGATIONS OF DEBTOR.

     1. Debtor shall pay or cause to be paid to Secured Party any sum or sums due or which may become due pursuant to the Obligations or any instrument or instruments executed by Debtor to evidence all or any portion of the Obligations in accordance with the terms of this Security Agreement or otherwise.

     2. Debtor shall account fully and faithfully to Secured Party for proceeds from disposition of the Collateral in any manner requested by Secured Party and shall, upon request by Secured Party, pay or turn over promptly in cash, negotiable instruments, drafts, assigned accounts or chattel paper; all the proceeds so paid or turned over to Secured Party to be applied to the Obligations, subject, if other than cash, to final payment or collection.

     3. Debtor shall pay to Secured Party on demand all expenses and expenditures, including reasonable attorneys' fees and other legal expenses incurred or paid by Secured Party in exercising or protecting its interests, rights and remedies under this Security Agreement, plus interest thereon at the maximum nonusurious rate permitted by applicable laws from the date such expense or expenditure was incurred or paid until repaid by Debtor.

       SECTION III. DEBTOR'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     In order to induce Secured Party to enter into this Security Agreement, Debtor covenants, represents and warrants to Secured Party (which covenants, representations and warranties will survive the delivery of this Security Agreement) that as of the date hereof and at all times when the Obligations remain outstanding that:

     1. Debtor is the owner and holder of all the Collateral free from any adverse claim, security interest, encumbrance or other right, title or interest of any person other than Secured Party; and Debtor has full power and lawful authority to sell and assign the Collateral and to grant to Secured Party a security interest therein as herein provided, and the execution, delivery and performance hereof is not in contravention of any indenture, agreement or undertaking to which Debtor is a party or by which he is bound; and Debtor will defend, preserve and protect the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

     2. Debtor has not heretofore signed any financing statement, and no financing statement is now on file in any public office covering the Collateral. Debtor authorizes Secured Party to file, in jurisdictions where this authorization will be given effect, a financing statement signed only by Secured Party covering the Collateral; and at the request of Secured Party, Debtor will join Secured Party in executing one or more financing statements, pursuant to the Uniform Commercial Code, in form reasonably satisfactory to Secured Party, and will pay the cost of filing the same or filing or recording this Security Agreement in all public offices at any time and from time to time whenever filing or recording of any such financing statement or of this Security Agreement is deemed by Secured Party to be necessary or desirable, it being further stipulated in this regard that Secured Party may also at any time or times sign any counterpart of this Security Agreement signed by Debtor and file same as a financing statement if Secured Party shall elect so to do.

     3. Debtor's principal place of business is at the address set forth herein.

     4. The Collateral shall be used solely in the ordinary course of Debtor's business, which shall not include the sale of the whole or a part of Debtor's business unless Secured Party consents in advance in writing to another use.

     5. Debtor will promptly notify Secured Party in writing of any addition to, change in or discontinuance of: (a) its address as shown herein; and (b) the location of its principal place of business as set forth in this Security Agreement.

     6. Debtor shall, at its own expense, do, make, procure, execute and deliver all acts, things, writings and assurances as Secured Party may at any time reasonably request to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this Security Agreement. Debtor shall furnish or cause to be furnished to Secured Party, within ten (10) days of a written request, financial information on any of the Collateral in a form satisfactory to Secured Party.

     7. All proceeds, money, income and benefits attributable to or accruing to the Collateral that have been sold to Secured Party pursuant to the Purchase and Sale Agreement, which Debtor is or may hereafter become entitled to receive on account of the Collateral shall be delivered immediately upon receipt thereof by Debtor to Secured Party until the Obligations are paid in full.

                                                                         /s/FWW
                                                                        --------
                                                                        Initials

     8. Debtor will maintain insurance in responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general area in which the Debtor operates. Upon the request of the Secured Party. Debtor will furnish Secured Party a schedule setting forth in reasonable detail the Insurance coverage maintained by the Debtor, together with suitable evidence of the maintenance of such insurance.

                        SECTION IV. EVENTS OF DEFAULT.

     At the option of the Secured Party and without necessity of demand for payment, any other required demand, or notice (of default, of intent to accelerate maturity, or of acceleration of maturity of the Obligations), the Obligations shall immediately become due and payable irrespective of any agreed maturity or period of grace upon the happening of any of the following events or conditions (herein called an "Event of Default"):

     1. Failure, refusal or omission to pay when due all or any portion of the Obligations or default in the performance of any obligation or covenant set forth, directly or indirectly, in this Security Agreement, or under any instrument heretofore, now or hereafter executed in connection with and as security for the Obligations, including under the Purchase and Sale Agreement.

     2. Any warranty, representation, or statement contained in this Security Agreement or any financial statement made or furnished to Secured Party by or on behalf of Debtor in connection with this Security Agreement or the Purchase and Sale Agreement proves to have been false in any material respect when made or furnished.

     3. Any encumbrance or sale of or to any of portion of the Collateral occurs (except with the express prior written consent of the Secured Party) or the making of any levy, seizure or attachment thereof or thereon.

     4. Dissolution, merger or consolidation or transfer of a substantial part of the property of Debtor.

     5.   The death of Debtor, if Debtor is a natural person.

     6. Any event occurs which causes Secured Party to believe in good faith that the prospect of payment of the Obligations secured hereby or the performance under this Security Agreement is impaired.

                    SECTION V. SECURED PARTY'S AND REMEDIES.

     A.   RIGHTS EXCLUSIVE OF DEFAULT.
          ---------------------------

     1. This Security Agreement, Secured Party's rights hereunder or the Obligations hereby secured may be assigned from time to time, and in any such case Secured Party's assignee shall be entitled to all of the rights, privileges and remedies granted in this Security Agreement to Secured Party, and Debtor will assert no claim or defenses it may have against Secured Party against Secured Party's assignee, except those arising out of this Security Agreement.

     2. Secured Party may execute, sign, endorse, transfer or deliver in the name of Debtor any documents, necessary to evidence, perfect or realize upon the Security interest and obligations created by this Security Agreement.

     B.   RIGHTS IN EVENTS OF DEFAULT.
          ---------------------------

     If an Event of Default shall occur or at any time thereafter, Secured Party may, at its option, declare all Obligations secured hereby, or any of them (notwithstanding any provisions thereof), immediately due and payable without demand for payment, any other demand or notice of any kind, including notice of intent to accelerate or notice of acceleration and the same thereupon shall immediately become and be due and payable without demand or notice of any kind, and Secured Party shall have the right to take immediate possession of the Collateral, as more fully described on attached Exhibit "A." Debtor shall remain liable for any deficiency resulting from any foreclosure on or other lawful disposition of the Collateral.

                     SECTION VI. ADDITIONAL AGREEMENT.

     1. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment of the Obligations and no security taken hereafter as security for payment of the Obligations shall impair in any manner or affect this Security Agreement, all such present and future additional security to be considered as cumulative security. Any of the Collateral may be released from this Security Agreement without altering, varying or diminishing in any way the force, effect, lien, security interest, or charge of this Security Agreement as to the Collateral not expressly released, and this Security Agreement shall continue as a first and prior lien, security interest and charge on all of the Collateral not expressly released, until all the Obligations secured hereby have been paid in full. Any future assignment or attempted assignment of the interest of Debtor in and to any of the Collateral shall not deprive Secured Party of the right to sell or otherwise dispose of or utilize all of the Collateral as above provided or necessitate the sale or disposition thereof in parcels or in severalty.

     2. This Security Agreement shall not be construed as relieving Debtor from liability on the Obligations secured hereby and for any deficiency thereon, to the extent Debtor has liability under the Purchase and Sale Agreement.

     3. With respect to the Obligations and this Security Agreement, Debtor and all guarantors hereby waive notice of default, demand for payment, notice of intent to accelerate, notice of acceleration, presentment, notice of dishonor and any requirement that Secured Party first attempt to collect the Obligations from any other party. Debtor and all guarantors also waive all defenses of a surety at law or in equity, including, without limitation, those set forth in Rule 31 of the Texas Rules of Civil Procedure. Sections 17.001 and 34.005 of the Texas Civil Practice and Remedies Code, and Chapter 34 of the Texas Business and Commerce Code.

     4. Any notice required hereunder, or sent to any party hereto or in connection herewith shall be in writing and shall be considered properly given if mailed by first class U.S. Mail, postage prepaid, certified or registered with return receipt requested, or delivered in person to the intended addresses, and shall be addressed to Debtor and/or Secured Party, as the case may be, at:

                                                                        /s/ FWW
                                                                        --------
                                    Page 2                              Initials

          If to Debtor:            Vulcan Energy Corporation
                                   -------------------------
                                   Star Route Box 163
                                   ------------------
                                   Poteet, Texas 78065
                                   -------------------

          If to Secured Party:     United Factors, L.L.C.
                                   10300 Westoffice Drive
                                   Suite 150
                                   Houston, Texas 77042

Written notice shall be deemed received three (3) calendar days after deposit in the U.S. Mail, postage prepaid, certified or registered with return receipt requested, addressed to a party hereto, as the case may be, at the address set forth above. Any party may change its mailing address at any time by giving written notice of such change to the other party in the manner provided for herein at least thirty (30) days prior to the date such change is effected. Debtor agrees and stipulates that written notice mailed to Debtor ten (10) days prior to the date of any foreclosure sale or other lawful disposition of the Collateral or any portion thereof shall constitute reasonable notice.

     5. Subject to the provisions hereof, all rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Debtor shall bind its heirs, successors or assigns.

     6. This Security Agreement has been made in and shall be governed by the laws of the State of Texas in all respects, including matters of construction, validity, enforcement and performance, and may not be amended (nor may any of its terms be waived) except in writing duly signed by Secured Party or an authorized officer of Secured Party and Debtor. Except as the context may otherwise require, any term used herein that is defined in Articles 1, 5 or 9 of the Texas Uniform Commercial Code shall have the meaning given therein. The Obligations of Debtor under this Security Agreement are performable in Houston, Harris County, Texas.

     7. As used in this Security Agreement and when required by the context, each number (singular and plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word "person" shall include "corporation, firm or association."

     EXECUTED at different times and different places but the parties hereto agree that the day and year first above written shall be the effective date hereof.
                                        VULCAN ENERGY CORPORATION

                                        By: /s/ F. Worthy Walker
                                           ------------------------------
                                        Name: F. WORTHY WALKER
                                             ----------------------------
                                        Title:  PRESIDENT
                                              ---------------------------

                                                                 "DEBTOR"

                                        UNITED FACTORS, L.L.C.

                                        By: /s/ Richard D. Tribe
                                           ------------------------------
                                        Name: RICHARD D. TRIBE
                                             ----------------------------
                                        Title:   MANAGER
                                              ---------------------------

                                                          "SECURED PARTY"

STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)

     This instrument was acknowledged before me on April 10, 1996, by F. WORTHY WALKER, the president of Vulcan Energy Corp., a Texas Corp, on behalf of said company.

[Notary Seal appears here]              /s/ Nita F. Miller
                                        ---------------------------------
                                        Notary Public in and for
                                        the State of Texas
STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)

     This instrument was acknowledged before me on April 10, 1996, by RICHARD D. TRIBE, the Manager of United Factors, L.L.C., a Texas limited liability company, on behalf of said company.

[Notary Seal appears here]              /s/ Nita F. Miller
                                        ---------------------------------
                                        Notary Public in and for
                                        the State of Texas
[Notary Seal appears here]

                                  EXHIBIT "A"

                                  COLLATERAL
                                  ----------

All of Debtor's presently existing or hereafter acquired accounts, general intangibles and any and all proceeds and replacements thereof (all such terms having the same meanings assigned them in the Uniform Commercial Code of the State of Texas).


                                                                       /s/ JWW
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                                    Page 4                             Initials